Sundance Strategies to Present at the LD Micro Main Event

LOS ANGELES, CA / ACCESSWIRE / December 1, 2015 / Sundance Strategies ("Sundance", or the "Company") (OTC QB:SUND), an innovative company engaged in structuring related insurance contracts, policies and obligations into secure, reinsured Net Insurance Benefits known as (NIBs), today announced that it will be presenting at the 8th annual LD Micro Main Event on Thursday, December 3rd at 1:30PM PST / 4:30PM EST. Kraig Higginson, Executive Chairman of Sundance will be giving the presentation and meeting with investors.

The conference will be held at the Luxe Sunset Bel Air Hotel and will feature 210 companies in the small / micro-cap space.

About Sundance Strategies:

Sundance Strategies is an innovative company engaged in structuring related insurance contracts, policies and obligations into secure, reinsured Net Insurance Benefits known as (NIBs) For additional information, please visit our website at www.sundancestrategies.com.

About LD Micro:

LD Micro is an investment newsletter firm that focuses on finding undervalued companies in the micro-cap space. Since 2002, the firm has published reports on select companies throughout the year. The firm also hosts the LD Micro Invitational in June. It is a non-registered investment advisor. For more information, please contact 408-457-1042 or visit www.ldmicro.com.

Disclaimer:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov.

Contact Information:

Porter LeVay and Rose

Michael Porter, 212-564-4700

Mike@plrinvest.com

Sundance Strategies, Inc.

Matt Pearson, 801-717-3937

Chief Operations Officer

matt@sundancestrategies.com

Randy Pearson, 801-717-3935

President

randy@sundancestrategies.com

Source: Sundance Strategies via LD Micro